Exhibit 99

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Gary L. Perlin, Executive Vice President and Chief Financial Officer of Capital One Financial Corporation, a Delaware corporation (“Capital One”), and as Plan Administrator on behalf of the Benefits Committee of Capital One do hereby certify that:

The Annual Report on Form 11-K for the period ended December 31, 2003 (the “Form 11-K”) of the Capital One Financial Corporation Associate Savings Plan (the “Plan”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 11-K fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 23, 2004	By:	/s/ GARY L. PERLIN
Gary L. Perlin
On behalf of the Benefits Committee,
as Plan Administrator

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.